                                                                   EXHIBIT 20(g)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-A Monthly Statement

Trust Distribution Date: August 15, 1996      Due Period Ending:  July 31, 1996

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1994-A                                     Total         Interest           Principal
        Class A      30 days at 5.741010060%     $4.784175050      $4.784175050       $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                                                     $11,925,796,676.00
     Seller Interest                                                                  $2,199,224,683.10

     Total Master Trust                                                              $14,125,021,359.10

 (b) Group One Investor Interest                                                     $10,175,796,676.00

 (c) Group Two Investor Interest                                                      $1,750,000,000.00

 (d) Series 1994-A Investor Interest                                                  $1,750,000,000.00

 (e) Class A Investor Interest                                                        $1,750,000,000.00

     Class B Investor Interest                                                                    $0.00

3.   Allocation of Receivables Collected During the Due Period

                                           Finance Charge            Principal          Yield
                                            Collections             Collections      Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.        $186,861,191.53       $1,701,199,335.63                $0.00

     Seller:                                $32,846,264.70         $299,035,039.01                $0.00

 (b) Group One Allocation                  $159,463,671.74       $1,451,770,109.11                $0.00

 (c) Group Two Allocation                   $27,397,519.79         $249,429,226.52                $0.00

 (d) Series 1994-A Allocations              $27,397,519.79         $249,429,226.52                $0.00

 (e) Class A Allocations                    $27,397,519.79         $249,429,226.52                $0.00

     Class B Allocations                             $0.00                   $0.00                $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
               Deposits into the SPFAs

                                         This Due          Total        Deposit Deficit       Investment
                                          Period         Deposits           Amount              Income
     Series 1994-A                          $0.00           $0.00            0.00                 $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                                         Total Payments
                                        Amount Paid                Deficit Amount         Through This
                                      This Due Period              This Due Period         Due Period
     Series 1994-A                              $0.00                       $0.00                 $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                               Deposits Into the
                                                                   SIFAs This
                                                                   DuePeriod            SIFA Balance
     Series 1994-A                                               $8,372,306.34                    $0.00

7.   Pool Factors

                                                                                          This Due Period
     Class A                                                                                 1.00000000

     Class B                                                                                 0.00000000

8.   Investor Charged-Off Amount

                                                                                            Cumulative
                                                                                             Investor
                                                                                            Charged-Off
                                                                This Due Period               Amount
 (a) Group One                                                   $52,726,098.43                   $0.00

 (b) Group Two                                                    $9,058,892.92                   $0.00

 (c) Series 1994-A                                                $9,058,892.92                   $0.00

 (d) Class A                                                      $9,058,892.92                   $0.00

     Class B                                                              $0.00                   $0.00

9.   Investor Losses This Due Period

                                                                                       Per $1,000 of
                                                                                     Original Invested
                                                                      Total              Principal
 (a) Group One                                                            $0.00                   $0.00

 (b) Group Two                                                            $0.00                   $0.00

 (c) Series 1994-A                                                        $0.00                   $0.00

 (d) Class A                                                              $0.00                   $0.00

     Class B                                                              $0.00                   $0.00

10.  Reimbursement of Investor Losses This Due Period                                  Per $1,000 of
                                                                                     Original Invested
                                                                      Total              Principal
 (a) Group One                                                            $0.00                   $0.00

 (b) Group Two                                                            $0.00                   $0.00

 (c) Series 1994-A                                                        $0.00                   $0.00

 (d) Class A                                                              $0.00                   $0.00

     Class B                                                              $0.00                   $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses                                  Per $1,000 of
                                                                                     Original Invested
                                                                      Total              Principal
 (a) Group One                                                            $0.00                   $0.00

 (b) Group Two                                                            $0.00                   $0.00

 (c) Series 1994-A                                                        $0.00                   $0.00

 (d) Class A                                                              $0.00                   $0.00

     Class B                                                              $0.00                   $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                                                           $16,959,661.13

 (b) Group Two                                                                            $2,916,666.67

 (c) Series 1994-A                                                                        $2,916,666.67

 (d) Class A                                                                              $2,916,666.67

     Class B                                                                                      $0.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                                                        As a Percentage
                                                                                          of Class A
                                                                      Total             Invested Amount
     Series 1994-A Class B                                                $0.00               0.0000%

14.  Total Available Credit Enhancement Amounts

                                                                 Shared Amount        Class B Amount
     Maximum Amount                                             $140,000,000.00                   $0.00

     Available Amount                                           $140,000,000.00                   $0.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                                 $0.00                   $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding $14,341,843,959.71

                                                           Delinquent Amount      Percentage of Ending
     Payment Status                                        Ending Balance         Receivables Outstanding
     30-59 days                                                 $390,752,773.49            2.72%

     60-179 days                                                $501,025,352.49            3.49%

                                        FIRST BANK NATIONAL ASSOCIATION
                                                             as Trustee

                                       BY:
                                          ------------------------------

                                                   Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-A Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on August 15, 1996:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                               $2,219,941,830.85

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                 $249,429,226.52

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                           $27,397,519.79

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                             $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                         $8,372,306.34

 8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                   $0.00
           is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                             $0.00
           Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                               $0.00

 9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 1996.

                                        GREENWOOD TRUST COMPANY
                                         as Master Servicer

                                      By:
                                         -----------------------------------
                                      Vice President, Director of Accounting,
                                      and Treasurer